UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 4, 2013

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Enbridge Energy Partners, L.P., referred to herein as “the Partnership,” issued a press release on January 4, 2013, announcing further expansion of the Lakehead System between Neche, North Dakota, and Superior, Wisconsin. The expansion will add an additional 230,000 barrels per day of capacity at an estimated cost of approximately $0.2 billion, and involves increased pumping horsepower, with no line pipe construction. This expansion will be jointly funded with Enbridge Inc., or Enbridge, the ultimate parent of the general partner of the Partnership, and the Partnership under a previously disclosed Mainline Expansion Joint Funding Arrangement under which Enbridge will fund 60 percent of the cost and the Partnership will fund 40 percent, with options granted to the Partnership to decrease its economic interest in the expansion project by up to 15 percent and to increase its economic interest by up to 15 percent. Subject to regulatory approvals, the additional expansion is expected to be available for service in 2015.

The foregoing discussion is qualified in its entirety by reference to the press release dated January 4, 2013, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)

	By:	Enbridge Energy Management, L.L.C., as delegate of Enbridge Energy Company, Inc., its General Partner

Date: January 7, 2013	By:	/s/ William M. Ramos
William M. Ramos
Controller
(Duly Authorized Officer)

Index of Exhibits

Exhibit No.	Description
99.1	Press Release of Enbridge Energy Partners, L.P. dated January 4, 2013